NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of the __ day of _________, 2017 (the “Date of Grant”), between Eco-Stim Energy Solutions Inc., a Nevada corporation (the “Company”), and _________ (“Recipient”).

To carry out the purposes of the Eco-Stim Energy Solutions Inc. 2015 Stock Incentive Plan (as amended from time to time, the “Plan”), by affording Recipient the opportunity to purchase shares of Common Stock, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Recipient hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Recipient the right and option (this “Option”) to purchase all or any part of an aggregate of ______ shares of Common Stock on the terms and conditions set forth herein and in the Plan. Recipient acknowledges receipt of a copy of the Plan and agrees that the terms and provisions of the Plan are incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control; provided, however, that this Agreement may impose greater restrictions or grant lesser rights than the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms under the Plan, unless the context requires otherwise. Headings are for convenience only and are not deemed to be part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be [$________] per share (the “Purchase Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of a share of Common Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than the percentage of the aggregate number of shares of Common Stock offered by this Option determined by the number of full months from the Date of Grant to the date of such exercise, in accordance with the following schedule:

Number of Full Months From and Including Date of Grant	Percentage of Awarded Shares that May Be Purchased
Less than 6 months	0%
6 to 11 months	25%
12 to 17 months	50%
18 to 23 months	75%
24 months or more	100%

In this Section 3, the following terms shall have the meanings set forth below:

“Cause” shall mean:

(i) Recipient’s failure without proper legal reason to perform his or her duties and responsibilities to the Company or any Affiliate faithfully and to the best of his or her abilities;

(i) Recipient engages in gross negligence, gross incompetence or willful misconduct in the performance of his or her duties with respect to the Company or any Affiliate;

(ii) any act by Recipient involving fraud, misrepresentation, theft, embezzlement, or dishonesty on a material matter in connection with Recipient’s employment with, or performance of his duties for, the Company or willful breach of a fiduciary duty to the Company or any Affiliate; or

(iii) conviction of Recipient, or a plea by Recipient, of guilty or nolo contendere to, an offense that is a (A) felony (or a crime of similar import in a foreign jurisdiction) or (B) crime involving fraud, dishonesty or moral turpitude;

(iv) material breach by Recipient of any material provision of Recipient’s written employment agreement with the Company or any of its Affiliates, or corporate policy, or code of conduct established by the Company or any of its Affiliates; or

(vi) Recipient breaches Section 14 of this Agreement.

“Change of Control” shall mean the occurrence of any of the following events:

(i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event;

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(ii) the dissolution or liquidation of the Company; or

(iii) the acquisition by any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company.

For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of Common Stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

“Disability” or “Disabled” shall mean the inability of Recipient to perform the essential duties and services of Recipient’s position (after accounting for reasonable accommodation, if applicable) by reason of any physical or mental impairment or other impairment that can be reasonably expected to result in death or to last for a continuous period of not less than three (3) months. Recipient shall be considered to have a Disability if (i) Recipient is determined to be totally disabled by the Social Security Administration or (ii) Recipient is determined to be disabled under the Company’s long-term disability plan in which Recipient participates so long as such plan defines “disability” in a manner that is consistent with the immediately preceding sentence.

“Good Reason” shall mean the occurrence of any of the following without Recipient’s express written consent:

(i) A material diminution in Recipient’s annualized base salary;

(ii) A change in the location where Recipient is expected or required to perform the majority of Recipient’s job duties at the time Recipient executes this Agreement (“Base Location”) to a location that is more than twenty (20) miles from the Base Location, except for travel reasonably required of Recipient on the Company’s business;

(iii) A substantial and adverse diminution in Recipient’s duties, authority, responsibility and position with the Company; or

(iv) Any breach by the Company of any material provision of Recipient’s written employment agreement.

Recipient’s resignation for Good Reason shall be effective only if all of the following conditions are satisfied: (1) Recipient provides written notice to the Company of the fact, event, condition or circumstance set forth in clause (i), (ii), (iii) or (iv) above within thirty (30) days following the initial existence of such fact, event, condition or circumstance, (2) the fact, event, condition or circumstance specified in such notice must remain uncorrected for thirty (30) days following the Company’s receipt of such written notice and (3) the date of Recipient’s termination of employment must occur within sixty (60) days following the Company’s receipt of such notice. If the Company timely cures the fact, event, condition or circumstance giving rise to Good Reason for Recipient’s resignation, the notice of resignation for Good Reason shall become null and void.

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“Involuntary Termination” shall mean any termination of Recipient’s employment with the Company (i) by Recipient for Good Reason, or (ii) by the Company without Cause. For the avoidance of doubt, the term “Involuntary Termination” shall not include a termination of Recipient’s employment by the Company for Cause or as a result of Recipient’s death or Disability.

This Option, to the extent exercisable in accordance with Section 3, may be exercised only while Recipient remains an employee of the Company and will terminate and cease to be exercisable upon Recipient’s termination of employment with the Company, except that:

(a) If Recipient’s employment with the Company terminates by reason of Disability, this Option may be exercised by Recipient (or Recipient’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Recipient) as to 100% of the aggregate number of shares of Common Stock offered by this Option at any time during the period of one year following such termination.

(b) If Recipient dies while in the employ of the Company, Recipient’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Recipient, may exercise this Option as to 100% of the aggregate number of shares of Common Stock offered by this Option at any time during the period of one year following the date of Recipient’s death.

(c) If Recipient experiences an Involuntary Termination, then Recipient may exercise this Option at any time during the six (6) month period following the date of such termination, or by Recipient’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Recipient) during a period of one year following Recipient’s death if Recipient dies during such six (6) month period, but in each case, only with respect to the number of shares of Common Stock Recipient was entitled to purchase hereunder as of the date Recipient’s employment relationship so terminates plus an additional number of shares of Common Stock offered by this Option that Recipient would have been entitled to purchase within the three (3) month period following such date of termination, if any, had Recipient remained employed during such period. Any portion of this Option not exercisable as of the date of the termination of Recipient’s employment (after giving effect to the acceleration provided in the preceding sentence) shall immediately terminate as of such date of termination with no consideration due to Recipient.

(d) If a Change of Control occurs on or before the date of the termination of Recipient’s employment with the Company, then this Option may be exercised for 100% of the aggregate number of shares of Common Stock offered by this Option effective from the date upon which such Change of Control occurs; provided, however, that in connection with such Change of Control, the Company may provide that this Option shall be deemed automatically exercised.

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(e) If Recipient voluntarily resigns without Good Reason or Recipient’s employment is terminated for Cause, this Option shall immediately terminate with no consideration due to Recipient. The Committee may, in its sole discretion, advise Recipient in writing, prior to Recipient’s voluntary resignation, that such resignation will be treated for purposes of this paragraph as an Involuntary Termination.

This Option shall not be exercisable in any event after the expiration of 10 years from the Date of Grant. The Purchase Price of shares of Common Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Common Stock having an aggregate Fair Market Value as of the exercise date equal to the aggregate Purchase Price (provided such shares of Common Stock used for this purpose must have been held by Recipient for such minimum period of time as may be established from time to time by the Committee), (iii) if the Common Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) through any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Recipient shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Recipient, Recipient (or the person permitted to exercise this Option in the event of Recipient’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon an exercise of this Option.

4. Withholding of Tax. To the extent that the receipt, vesting, settlement or exercise of this Option results in compensation income or wages to Recipient for federal, state, local and/or foreign tax purposes, Recipient shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Option, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the shares of Common Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the minimum withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting, tax or other consequences for the Company with respect to this Option, as determined by the Committee. Recipient acknowledges that there may be adverse tax consequences upon the receipt, vesting, settlement or exercise of this Option or disposition of the underlying shares of Common Stock and that Recipient has been advised, and hereby is advised, to consult a tax advisor. Recipient represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. No exercise of this Option shall be effective until Recipient (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company or, if applicable, any Affiliate of the Company with respect to this Option.

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5. Stockholders Agreement. Shares of Common Stock purchased pursuant to the exercise of this Option shall be subject to the terms of an Amended and Restated Stockholder Rights Agreement dated March 3, 2017, among the Company and certain of its stockholders, as the same may be finally agreed and further amended or restated from time to time (the “Stockholders Agreement”). Recipient agrees that Recipient and Recipient’s spouse, if any (and any person permitted to exercise this Option in the event of Recipient’s death), will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement. Recipient shall not have any rights or privileges as a stockholder of the Company with respect to Shares of Common Stock underlying this Option unless and until the date of exercise of this Option and subject to being bound by the Stockholders Agreement.

6. Lock-up Provision. Recipient hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Recipient shall not effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock or hedging transactions relating to Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such public offering and continuing for a period not to exceed 180 days after the date of the final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing underwriter(s), Recipient agrees to execute an agreement to the foregoing effect with the underwriter(s) for such public offering on such terms as the managing underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). The limitations contained in this Section 6 shall not apply to any shares registered in such public offering under the Securities Act.

7. Status of Common Stock. Recipient understands that at the time of the execution of this Agreement the shares of Common Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law. Until the shares of Common Stock acquirable upon the exercise of this Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless, if requested by the Company, the holder of this Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Recipient (or the person permitted to exercise this Option in the event of Recipient’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

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Recipient agrees that the shares of Common Stock which Recipient may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Recipient also agrees that the shares of Common Stock which Recipient may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Recipient agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of the Stockholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Stockholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

8. Employment or Service Provider Relationship; No Right to Continued Employment or Service. For purposes of this Agreement, Recipient shall be considered to be in the employment of or a service provider to the Company as long as Recipient remains an employee, officer or director of, or a party to a consulting contract with, either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Recipient shall be considered to have terminated employment or Recipient’s service provider relationship with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Recipient or engages Recipient as a service provider. Nothing in this Agreement, the adoption of the Plan, nor the award of this Option thereunder pursuant to this Agreement, shall affect in any way the right of Recipient or the Company to terminate such employment or other service provider relationship at any time or confer upon Recipient the right to continued employment by, or a continued service relations with, the Company or any of its Affiliates. Unless otherwise provided in a written employment, consulting or other service provider agreement or by applicable law, Recipient’s employment, consultancy or other service provider relationship by the Company shall be on an at-will basis, and the employment, consultancy or other service provider relationship may be terminated at any time by either Recipient or the Company for any reason whatsoever or for no reason, with or without cause or notice. Any question as to whether and when there has been a termination of Recipient’s employment, consultancy or other service provider relationship with the Company, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding. The grant of this Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

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9. Surrender of Option. At any time and from time to time prior to the termination of this Option, Recipient may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time). Such notice shall specify the number of shares of Common Stock with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which this Option became (or would become) exercisable in accordance with Section 3 with respect to the shares being surrendered.

10. Acknowledgements Regarding Section 409A of the Code. Recipient understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then Recipient may incur adverse tax consequences under section 409A of the Code. Recipient acknowledges and agrees that (a) he is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Recipient’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Recipient is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Recipient hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Recipient’s execution of this Agreement and his receipt, holding and exercise of this Option.

11. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Recipient, such notices or communications shall be effectively delivered if hand delivered to Recipient at Recipient’s principal place of employment or if sent by certified mail, return receipt requested, to Recipient at the last address Recipient has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

12. Binding Effect. The Company may assign any of its rights under this Agreement without Recipient’s consent. This Agreement shall be binding upon and inure to the benefit of any successors to and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement shall be binding upon Recipient and all persons lawfully claiming under Recipient.

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13. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment or other service provider and/or severance agreement between the Company (or an Affiliate) and Recipient in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Recipient shall be effective only if it is in writing and signed by both Recipient and an authorized officer of the Company.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of the State of Texas, USA, without regard to conflicts of laws principles thereof.

15. FCPA. Recipient shall perform all duties as an employee, consultant, or other service provider on behalf of the Company in strict compliance with the laws of the State of Texas and the United States of America in effect from time to time, including without limitation, the Foreign Corrupt Practices Act of 1977 and amendments thereto (“FCPA”) and the export control and anti-boycott laws and regulations of the United States in effect from time to time while this Agreement is in effect. Recipient acknowledges having received and reviewed a copy of the Company’s FCPA compliance policy and PowerPoint presentation concerning the terms and provisions of the FCPA in effect as of the date of this Agreement and the purposes of the FPCA. Recipient acknowledges that the FCPA in general makes it a crime under United States law for a U.S. firm such as the Company knowingly to make payments to a foreign governmental official, or political party or candidate, directly or indirectly, in order to receive or retain business. Accordingly, Recipient shall not make on behalf of the Company any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly,

(a) to or for the use or benefit of any official or employee of any United States or foreign government or the agency or instrumentalities of any such government,

(b) to any political party or official or candidate thereof,

(c) to any other person if Recipient knows or has reason to suspect that any part of such payment, loan or gift will be directly or indirectly given or paid to any such governmental official or political party or candidate or official thereof, or

(d) to any other person or entity, the payment of which would violate either the laws or policies of United States any foreign country.

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Recipient represents and warrants that on the date of this Agreement neither Recipient nor any family member living in Recipient’s household is an official or employee of (i) any foreign government or an international organization covered by the FCPA or similar laws, or any department, agency, or instrumentality thereof, (ii) a political party in any foreign country or an official thereof, (iii) a candidate for political office in any foreign country, or (iv) a person acting in an official capacity for or on behalf of any foreign government or any international organization covered by the FCPA or similar laws, or any department, agency, or instrumentality thereof.

16. Non-Transferability. This Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither this Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

17. Acknowledgements and Representations. By signing this Agreement, Recipient represents, warrants and covenants to the Company on the date hereof and on each date of exercise of this Option, as follows:

(a) Recipient has received this Agreement and the Plan, read the terms of this Agreement and the Plan and has been given the opportunity to consult with counsel, ask questions of or request additional information from the Company.

(b) Recipient agrees to be bound by the terms and conditions of the Plan and this Agreement.

(c) Recipient agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under this Agreement or the Plan.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement

19. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

20. Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Recipient has executed this Agreement, all as of the date first above written.

COMPANY

Eco-Stim Energy Solutions, Inc.

By:
Name:	J. Chris Boswell
Its:	President and Chief Executive Officer

RECIPIENT

Name:

Address:________________________________________

Signature Page to

Nonstatutory Stock Option Agreement